August 2, 2010 Medium-Term Notes, Series D No. 2010-MTNDD587 and No. 2010-MTNDD588 Filed Pursuant to Rule 433 Registration Nos. 333-157386 and 333-157386-01

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity Linked Securities (“ELKS®”)

ELKS offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the ELKS will redeem for a fixed number of shares of the underlying equity (or, at your option, the cash value of those shares) at maturity if the closing price of the underlying equity is less than or equal to the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date. The value of these shares may be less than the stated principal amount of the investor’s initial investment and could be zero, and, except in limited circumstances, the investor has no opportunity to participate in any increase in the price of the underlying equity. Alternatively, if the price of the underlying equity never declines to or below the downside threshold closing price from but excluding the pricing date to and including the valuation date, the ELKS will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying equity. The ELKS are not principal protected. The ELKS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the ELKS are subject to the credit risk of Citigroup Inc. This offering summary relates to two separate ELKS, each based upon the common stock of a different underlying equity issuer. Each ELKS provides exposure to a single underlying equity. You may choose to invest in only one of the ELKS described below or in both.

SUMMARY TERMS FOR BOTH ELKS
Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the ELKS are not principal protected, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.
Stated principal amount:	$10 per ELKS
Issue price:	$10 per ELKS (see “Underwriting fee and issue price” below)
Payment at maturity:	For each $10 ELKS: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash.
Equity ratio:	The stated principal amount divided by the initial equity price, subject to antidilution adjustments for certain corporate events. The equity ratio will be determined on the pricing date.
Pricing date:	August , 2010 (expected to price on or about August 11, 2010, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Issue date:	August , 2010 (three business days after the pricing date).
Listing:	The ELKS will not be listed on any securities exchange.
Underwriter:	Citigroup Global Markets Inc., an affiliate of the Issuer. See “Supplemental information regarding plan of distribution; conflicts of interest” in this offering summary.
SPECIFIC TERMS FOR EACH ELKS
Underlying equity:	The common stock of Monsanto Company (NYSE symbol: “MON”)	The common stock of JC Penny Co. (NYSE symbol: “JCP”)
Underlying equity issuer:	Monsanto Company	J. C. Penney Company, Inc.
Aggregate principal amount:	$	$
Maturity date:	February 24, 2011	February 24, 2011
Coupon:	8.00% to 10.00% per annum (approximately 4.00% to 5.00% for the term of the ELKS) (actual coupon rate to be determined on the pricing date), paid monthly and computed on the basis of a 360-day year of twelve 30-day months	11.00% o 13.00% per annum (approximately 5.50% to 6.50% for the term of the ELKS) (actual coupon rate to be determined on the pricing date), paid monthly and computed on the basis of a 360-day year of twelve 30-day months
Downside threshold closing price:	$ (80.00% of the initial equity price).	$ (80.00% of the initial equity price).
Valuation date:	February 18, 2011, subject to adjustment for certain market disruption events	February 18, 2011, subject to adjustment for certain market disruption events
Initial equity price:	$ , the closing price of the underlying equity on the pricing date.	$ , the closing price of the underlying equity on the pricing date.
Equity ratio:	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).
CUSIP number:	17316G404	17316G503
ISIN:	US17316G4047	US17316G5036

Underwriting fee and issue price:	Price to public(1)	Underwriting fee(1)(2)	Proceeds to issuer	Price to public(1)	Underwriting fee(1)(2)	Proceeds to issuer
Per ELKS	$10.0000	$0.1500	$9.8500	$10.0000	$0.1500	$9.8500
Total	$	$	$	$	$	$

(1) The actual price to public and underwriting fee for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of ELKS purchased by that investor. The lowest prices payable by an investor are $9.8500 per MON ELKS and $9.8500 per JCP ELKS. Please see “Syndicate Information” on page 9 for further details.

(2) Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the underwriter), and their financial advisors will collectively receive from the underwriter, Citigroup Global Markets Inc., fixed selling concessions of $0.1500 for each MON ELKS they sell and $0.1500 for each JCP ELKS they sell, while selected dealers not affiliated with Citigroup Global Markets will receive selling concessions of up to $0.1500 for each MON ELKS they sell and up to 0.1500 for each JCP ELKS they sell . Certain other broker-dealers affiliated with Citigroup Global Markets, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive concessions, and Financial Advisors employed by Citigroup Global Markets will receive fixed sales commissions, of $0.1500 for each MON ELKS they sell and $0.1500 for each JCP ELKS they sell. See “Fees and selling concessions” on page 8. The selling concessions may be reduced for volume purchase discounts depending on the aggregate amount of ELKS purchased by an investor. See “Syndicate Information” on page 9.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED ELKS PRODUCT SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS,

EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

ELKS Product Supplement filed on December 22, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000119312509258071/d424b2.htm

Prospectus Supplement filed on February 18, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000095012309003022/y74453b2e424b2.htm

Prospectus filed on February 18, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000095012309003016/y74453sv3asr.htm

THE ELKS ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR

ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including an ELKS product supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the ELKS product supplement, prospectus supplement and prospectus in that registration statement (File No. 333-157386) and the other documents Citigroup Funding and Citigroup Inc. have filed with the SEC for more complete information about Citigroup Funding, Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the ELKS product supplement and related prospectus supplement and prospectus by calling toll-free 1-877-858-5407.

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Investment Overview

ELKS Equity LinKed Securities

ELKS pay a periodic, above-market, fixed rate coupon, on a per annum basis, in exchange for the risk that investors receive shares of the underlying equity worth less than the stated principal amount at maturity. At maturity, the ELKS will pay either (i) if the closing price of the underlying equity is less than or equal to the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, a number of shares of underlying equity equal to the equity ratio (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date), which may be worth less than the stated principal amount of the ELKS, or (ii) an amount of cash equal to the stated principal amount of the ELKS. ELKS are not principal protected and, except in limited circumstances, offer no potential for participation in any appreciation of the underlying equity. The value of the underlying equity delivered at maturity per ELKS, and accordingly its cash value, may be less than the stated principal amount of the ELKS, and could be zero.

Underlying Equity Overview

Monsanto Company

Monsanto Company is a global provider of agricultural products for farmers. Its SEC file number is 001-16167.

Information as of market close on July 30, 2010.

Bloomberg Ticker Symbol:	MON UN

Current Stock Closing Price:	$57.84

Current Dividend Yield:	1.78%

Closing Price 52 Weeks ago (on July 30, 2009):	$84.43

52 Week High Closing Price (on January 8, 2010):	$86.65

52 Week Low Closing Price (on July 6, 2010):	$45.12

J. C. Penney Company, Inc.

J. C. Penney Company, Inc. is a holding company whose only direct subsidiary is J. C. Penney Corporation, Inc. (“J.C. Penney Corp.”). J. C. Penney Company, Inc. has no independent assets or operations and is a guarantor for the payment of J.C. Penney Corp.’s outstanding debt securities. J.C. Penney Corp. is a national retailer, which sells merchandise and services to consumers through its department stores and internet and catalog channels. J. C. Penney Company, Inc.’s SEC file number is 001-15274.

Information as of market close on July 30, 2010.

Bloomberg Ticker Symbol:	JCP UN

Current Stock Closing Price:	$24.63

Current Dividend Yield:	3.23%

Closing Price 52 Weeks ago (on July 30, 2009):	$29.46

52 Week High Closing Price (on October 14, 2009):	$36.81

52 Week Low Closing Price (on July 6, 2010):	$20.83

Each underlying equity is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by each underlying equity issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number detailed above through the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, information regarding each underlying equity issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information, please see “Information about the Underlying Equity” in this offering summary.

August 2010	Page 2

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

None of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets Inc. has participated in the preparation of the underlying equity issuers’ publicly available documents and has not made any due diligence investigation or inquiry of the underlying equity issuers in connection with the offering of the ELKS. We make no representation that the publicly available information about the underlying equity issuers is accurate or complete. The ELKS represent obligations of Citigroup Funding only. The underlying equity issuers are not involved in any way in this offering and have no obligation relating to the ELKS or to holders of the ELKS.

Key Investment Information

The ELKS offer a short-term income oriented strategy linked to the relevant underlying equity.

■	A coupon per annum which is higher than the current dividend yield on the underlying equity.

■	Except in limited circumstances, no potential to participate in any appreciation of the underlying equity.

■	ELKS are not principal protected.

The ELKS pay an above-market coupon and offer contingent protection against declines in the relevant underlying equity in exchange for the risk that you receive shares of the underlying equity worth less than the stated principal amount at maturity. If the closing price of the underlying equity has declined to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, the amount you receive at maturity may be less than the stated principal amount of your initial investment in the ELKS and could be zero. The ELKS are not principal protected and, except in certain limited circumstances, offer no potential for participation in any appreciation of the underlying equity.

Enhanced Yield	A monthly coupon, with a per annum rate that is higher than the current dividend yield on the underlying equity. The coupon will be paid regardless of the performance of the underlying equity.

Best Case Scenarios

If the closing price of the underlying equity never declines to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, the ELKS will redeem at maturity, for the stated principal amount, resulting in a total return on a per annum basis equal to the coupon. You will not participate in any appreciation in the underlying equity, even if the closing price of the underlying equity on the valuation date is above the initial equity price.

Alternatively, in limited circumstances, if the closing price of the underlying equity declines to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, and, on the maturity date (or on the valuation date if you elect to receive the cash value of the equity ratio) the closing price of the underlying equity is greater than the initial equity price, the ELKS will redeem for a number of shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date) worth more than the stated principal amount.

Worst Case Scenario	If the closing price of the underlying equity declines to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date and, on the maturity date (or on the valuation date if you elect to receive the cash value of the shares at the equity ratio), the closing price of the underlying equity is at a level substantially below the initial equity price, the ELKS will redeem for a number of shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date) worth substantially less than the stated principal amount and which may be worth zero. In this worst case scenario, the ELKS will have outperformed the underlying equity on a per annum basis by the difference between the coupon and any dividends paid on the underlying equity.

Summary of Selected Key Risks (see page 14)

■	No guaranteed return of principal.

■	Except in limited circumstances, the ELKS will not provide investors with any appreciation in the underlying equity.

■

The ELKS are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the ELKS, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the ELKS.

August 2010	Page 3

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

■

Under particular circumstances, the return on your investment in the ELKS may be less than the amount that would be paid on conventional debt securities issued by us (and guaranteed by Citigroup Inc.) with similar maturities.

■	Secondary trading may be limited, and the inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

■	The U.S. federal income tax consequences of an investment in the ELKS are uncertain.

■	The market price of each underlying equity is influenced by many unpredictable factors.

■	The volatility of the price of the relevant underlying equity may result in your receiving an amount at maturity that is less than the stated principal amount of the ELKS and that could be zero.

■	Investors in the ELKS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the relevant underlying equity.

■	The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the ELKS.

■

Citigroup Investment Research or other affiliates of Citigroup Funding may publish research reports or commentary that may influence the prices of the underlying equities and, therefore, the value of the ELKS.

■	Citigroup Funding or its affiliates may engage in business with or involving the underlying equity issuers without regard to your interests.

■

The amount you receive at maturity may be reduced because the antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying equities.

August 2010	Page 4

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Fact Sheet

This offering summary relates to two separate ELKS, each based upon the common stock of a different underlying equity issuer. Each ELKS provides exposure to a single underlying equity. You may choose to invest in only one of the ELKS described below or both.

The ELKS offered are senior unsecured obligations of Citigroup Funding, will pay a coupon at the interest rate per annum specified below and will have the terms described in the ELKS product supplement, the prospectus supplement and prospectus, as supplemented or modified by this offering summary. At maturity the ELKS will pay either (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price, or (2) $10 in cash. The ELKS do not guarantee any return of principal at maturity. The ELKS are senior notes issued as part of Citigroup Funding’s Series D Medium-Term Notes program. All payments on the ELKS are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the ELKS. “ELKS” is a registered service mark of Citigroup Global Markets.

EXPECTED KEY DATES APPLICABLE TO BOTH ELKS
Pricing Date:	Issue Date:
August , 2010 (expected to price on or about August 11, 2010, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).	August , 2010 (three business days after the pricing date).

KEY TERMS APPLICABLE TO BOTH ELKS
Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the ELKS are not principal protected, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.
Principal Protection:	None
Stated principal amount:	$10 per ELKS
Issue price:	$10 per ELKS (see “Syndicate Information” on page 9)
Denominations:	$10 and integral multiples thereof
Payment at maturity:	Either: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash.
Cash election right:

You may elect to receive from Citigroup Funding, for each ELKS you hold on the maturity date, the cash value of the shares of the underlying equity, determined as of the valuation date, you would otherwise be entitled to at maturity. If you elect to exercise the cash election right you must provide timely notice of your election to your broker so that your broker can provide notice of your election to the trustee and the paying agent for the ELKS no sooner than 20 business days before the maturity date and no later than 5 business days before the maturity date.

You should refer to the section “Description of the ELKS - Determination of the Amount to be Received at Maturity” in the ELKS product supplement for more information about the cash election right.

Equity ratio:	For each ELKS, the number of shares of the underlying equity per ELKS which is equal to $10 divided by the initial equity price (actual equity ratio to be determined on the pricing date).
Risk factors:	Please see “Risk Factors” beginning on page 14.

August 2010	Page 5

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

SPECIFIC TERMS FOR EACH ELKS
Underlying equity:	The common stock of Monsanto Company (NYSE symbol: “MON”)	The common stock of J. C. Penney Company, Inc. (NYSE symbol: “JCP”)
Underlying equity issuer:	Monsanto Company	J. C. Penney Company, Inc.
Aggregate principal amount:	$	$
Maturity date:	February 24, 2011	February 24, 2011
Coupon:	8.00% to 10.00% per annum (approximately 4.00% to 5.00% for the term of the ELKS) (actual coupon rate to be determined on the pricing date), paid monthly and computed on the basis of a 360-day year of twelve 30-day months	11.00% to 13.00% per annum (approximately 5.50% to 6.50% for the term of the ELKS) (actual coupon rate to be determined on the pricing date), paid monthly and computed on the basis of a 360-day year of twelve 30-day months
Coupon payment dates:	The 24th day of each month, beginning on September 24, 2010 and ending on the maturity date. Any coupon payment on an ELKS required to be made on a date, including the stated maturity date, that is not a business day need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment. The coupon payments will be payable to the persons in whose names the ELKS are registered at the close of business on the third business day preceding the relevant coupon payment date.	The 24th day of each month, beginning on September 24, 2010 and ending on the maturity date. Any coupon payment on an ELKS required to be made on a date, including the stated maturity date, that is not a business day need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment. The coupon payments will be payable to the persons in whose names the ELKS are registered at the close of business on the third business day preceding the relevant coupon payment date.
Composition of coupon payments:	The total coupon of approximately $0.4000 to $0.5000 (to be determined on the pricing date) per ELKS, will be composed of interest in the amount of $ and an option premium in the amount of $ .	The total coupon of approximately $0.5500 to $0.6500 (to be determined on the pricing date) per ELKS, will be composed of interest in the amount of $ and an option premium in the amount of $ .
Downside threshold closing price:	$ (80.00% of the initial equity price).	$ (80.00% of the initial equity price).
Valuation date:	February 18, 2011, subject to adjustment for certain market disruption events	February 18, 2011, subject to adjustment for certain market disruption events
Initial equity price:	$ , the closing price of the underlying equity on the pricing date.	$ , the closing price of the underlying equity on the pricing date.
Equity ratio:	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).
CUSIP number:	17316G404	17316G503
ISIN:	US17316G4047	US17316G5036

August 2010	Page 6

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

GENERAL INFORMATION
Listing:	The ELKS will not be listed on any securities exchange.
Tax considerations:

The U.S. federal income tax consequences of an investment in the ELKS are uncertain. There is no direct legal authority as to the proper tax treatment of the ELKS, and the issuer’s counsel has not rendered an opinion as to their proper treatment for U.S. federal income tax purposes. Pursuant to the terms of the ELKS and subject to the discussion in the accompanying ELKS product supplement under “ Certain United States Federal Income Tax Considerations,” you agree with the issuer to treat an ELKS, under current law, as an option on a forward contract, pursuant to which forward contract, at maturity you will purchase shares of the underlying equity (or the cash equivalent). In addition, you and Citigroup Funding agree to treat the amount invested by you as a cash deposit that will be used to satisfy your purchase obligation. Assuming the characterization of the ELKS as set forth above is respected, a portion of the coupon on the ELKS will be treated as the yield on the deposit, and the remainder will be attributable to the option premium, as described below and in the section of the accompanying ELKS product supplement.

Of the total coupon payable on the MON ELKS, approximately 7% (to be determined on the pricing date) will be characterized as the interest component and approximately 93% (to be determined on the pricing date) will be characterized as the option premium component. Of the total coupon payable on the JCP ELKS, approximately 5% (to be determined on the pricing date) will be characterized as the interest component and approximately 95% (to be determined on the pricing date) will be characterized as the option premium component. You will be required to include any interest component as interest income at the time that such interest is accrued or received in accordance with your method of accounting. You will not be required to include option premium received in income until sale or other taxable disposition of the ELKS or retirement of the ELKS. If you hold the ELKS until they mature, if you receive cash at maturity, you will recognize short-term capital gain or loss equal to the difference between (x) the sum of cash received at maturity and the entire option premium (but not including any interest component), and (y) your purchase price for the ELKS. If you receive shares of the underlying equity upon the retirement of the ELKS, subject to the discussion below, you should not expect to recognize any gain or loss on the receipt of the shares of the underlying equity, and your tax basis in the shares of the underlying equity generally will equal your purchase price for the ELKS less the amount of the entire option premium.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not entirely clear whether the ELKS would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ELKS, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the ELKS are the character and timing of income or loss (including whether the option premium should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the ELKS to Non-U.S. Holders (subject to compliance by such holders with certification requirements necessary to establish an exemption from withholding). However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the ELKS to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and non-U.S. investors considering an investment in the ELKS should read the discussion under “Risk Factors – Structure Specific Risk Factors” in this offering summary and the discussion under “ Certain United States Federal Income Tax Considerations” in the accompanying ELKS product supplement and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the ELKS, including possible alternative treatments, the issues presented by the

August 2010	Page 7

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

aforementioned notice, any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction, and the possible effects of changes in Federal or other tax laws.
Trustee:	The Bank of New York Mellon
Calculation agent	Citigroup Global Markets Inc.
Use of proceeds and hedging:

The net proceeds we receive from the sale of the ELKS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the ELKS through one or more of our affiliates.

On, or prior to, the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the ELKS by taking positions in the underlying equity, in options contracts on the underlying equity listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could increase the price of the underlying equity, and, accordingly, potentially increase the initial equity price and the downside threshold closing price of the ELKS, and, therefore, the price at which the underlying equity must close on each trading day from but excluding the pricing date to and including the valuation date before you would receive for each ELKS at maturity an amount of cash or shares of the underlying equity worth as much as the stated principal amount of the ELKS. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the ELKS product supplement.

ERISA and IRA purchase considerations:

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ELKS as long as either (A) (1) no Citigroup Global Markets affiliate, employee or affiliate’s employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ELKS or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the ELKS or (B) its acquisition and holding of the ELKS is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ELKS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ELKS by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the ELKS product supplement for more information.

Fees and selling concessions	Citigroup Global Markets Inc., an affiliate of Citigroup Funding and the underwriter of the sale of the ELKS, will receive from Citigroup Funding an underwriting fee of $0.1500 for each MON ELKS and $0.1500 for each JCP ELKS sold in this offering. From this underwriting fee, Citigroup Global Markets will pay selected dealers, including its affiliate Morgan Stanley Smith Barney, and their financial advisors collectively fixed selling concessions of $0.1500 for each MON ELKS they sell and $0.1500 for each JCP ELKS they sell, while selected dealers not affiliated with Citigroup Global Markets will receive selling concessions of up to $0.1500 for each MON ELKS they sell and up to $0.1500 for each JCP ELKS they sell. Certain other broker-dealers affiliated with Citigroup Global Markets, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive concessions, and Financial Advisors employed by Citigroup Global Markets will receive fixed sales commissions, of $0.1500 for each MON ELKS they sell and $0.1500 for each JCP ELKS they sell. The underwriting fee and selling concessions payable in connection with sales of the ELKS may be reduced for volume purchase discounts in accordance with the chart in “Syndicate Information” below.

August 2010	Page 8

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the ELKS declines. You should refer to “Risk Factors” below and “Risk Factors Relating to the ELKS” and “Plan of Distribution; Conflicts of Interest” in the ELKS product supplement for more information.
Supplemental information regarding plan of distribution; conflicts of interest:	Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering of the ELKS will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 2720 of the NASD Conduct Rules adopted by the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are NOT permitted to purchase the ELKS, either directly or indirectly.
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776)). All other clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at 212-723-7288.

Syndicate Information

The actual public offering price, the underwriting fee received by Citigroup Global Markets and the selling concession granted to selected dealers per ELKS may be reduced for volume purchase discounts depending on the aggregate amount of ELKS purchased by a particular investor according to the following chart.

Syndicate Information

For the MON ELKS

Aggregate Principal Amount of MON ELKS for Any Single Investor	Price to Public per MON ELKS	Underwriting Fee per MON ELKS	Concession per MON ELKS
< $1,000,000	$10.0000	$0.1500	$0.1500
$$1,000,000 and <$3,000,000	$9.9750	$0.1250	$0.1250
$$3,000,000 and <$5,000,000	$9.9625	$0.1125	$0.1125
$ $5,000,000	$9.9500	$0.1000	$0.1000

For the JCP ELKS

Aggregate Principal Amount of JCP ELKS for Any Single Investor	Price to Public per JCP ELKS	Underwriting Fee per JCP ELKS	Concession per JCP ELKS
< $1,000,000	$10.0000	$0.1500	$0.1500
$$1,000,000 and <$3,000,000	$9.9750	$0.1250	$0.1250
$$3,000,000 and <$5,000,000	$9.9625	$0.1125	$0.1125
$ $5,000,000	$9.9500	$0.1000	$0.1000

Selling concessions allowed to dealers in connection with the offerings may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the ELKS distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the ELKS. We encourage you to read the accompanying ELKS product supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

August 2010	Page 9

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

How ELKS Work

The following payment scenarios illustrate the potential returns on the ELKS at maturity.

Payment Scenario 1	The closing price of the underlying equity never falls to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, and you receive the monthly coupon until maturity with a full return of principal at maturity. You will not participate in any appreciation of the underlying equity, even if the closing price of the underlying equity is above the initial equity price on the valuation date.

Payment Scenario 2	The closing price of the underlying equity falls to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, in which case, at maturity, the ELKS redeem for shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date). If you do not elect to receive cash, you will be deemed to have (1) instructed Citigroup Funding to pay the cash value of the number of underlying shares equal to the equity ratio to the stock delivery agent, and (2) instructed the stock delivery agent to purchase for you underlying shares based on its closing price on the valuation date. Citigroup Global Markets has agreed to act as stock delivery agent for the ELKS. The value of the underlying equity on the maturity date (or on the valuation date if you elect to receive the cash value of the equity ratio) may be less than, greater than or equal to the stated principal amount of the ELKS. You will receive the monthly coupon until maturity in any event.

Hypothetical Payments on the MON ELKS

The following examples illustrate the payment at maturity on the MON ELKS (assuming a six-month term) for a range of hypothetical closing prices for the underlying equity on the maturity date, depending on whether on any trading day from but excluding the pricing date to and including the valuation date, the closing price of the underlying equity has or has not decreased to or below the downside threshold closing price.

The hypothetical examples are based on the following hypothetical values and assumptions in order to illustrate how ELKS work (and do not reflect the actual initial equity price of the underlying equity, equity ratio, downside threshold closing price or coupon per annum of the ELKS):

Stated principal amount (per ELKS):	$10.00

Initial equity price:	$57.00 (the hypothetical closing price of one share of the underlying equity on the pricing date)

Equity ratio:	0.17544 (the $10.00 stated principal amount per ELKS divided by the hypothetical initial equity price)

Downside threshold closing price:	$45.60 (80.00% of the hypothetical initial equity price)

Coupon per annum:	9.00% (4.50% for the term of the ELKS)

Maturity Date:	Six months after the issue date

Current Dividend Yield:	1.50%

The closing price of the underlying equity on the valuation date is the same as the closing price on the maturity date

August 2010	Page 10

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

TABLE 1: At maturity, unless the closing price of the underlying equity has decreased to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, your payment at maturity per ELKS will equal the stated principal amount of the ELKS in cash. This table represents the hypothetical payment at maturity and the total payment over the term of the ELKS (assuming a six-month term) on a $10.00 investment in the ELKS on the basis that the closing price of the underlying equity has not decreased to or below the hypothetical downside threshold closing price of $45.60 on any trading day from but excluding the pricing date to and including the valuation date.

Hypothetical underlying equity closing price on maturity date	Value of cash delivery amount at maturity per ELKS	Total monthly coupon payments per ELKS	Value of total payment per ELKS	Total return of the underlying equity*	Total return of ELKS
$0.00	NA	NA	NA	NA	NA
$39.90	NA	NA	NA	NA	NA
$45.60	NA	NA	NA	NA	NA
$51.30	$10.00	$0.45	$10.45	-9.25%	4.50%
$57.00	$10.00	$0.45	$10.45	0.75%	4.50%
$71.25	$10.00	$0.45	$10.45	25.75%	4.50%
$85.50	$10.00	$0.45	$10.45	50.75%	4.50%
$99.75	$10.00	$0.45	$10.45	75.75%	4.50%
$114.00	$10.00	$0.45	$10.45	100.75%	4.50%

*Assumes dividends not compounded and not reinvested.

TABLE 2: This table represents the hypothetical payment at maturity and the total payment over the term of the ELKS (assuming a six-month term) on a $10.00 investment in the ELKS if the closing price of the underlying equity has decreased to or below the hypothetical downside threshold closing price of $45.60 on any trading day from but excluding the pricing date to and including the valuation date. In each of these examples, the payment at maturity would be made by delivery of shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date). The value of such shares may be less than, greater than or equal to the stated principal amount of the ELKS.

Hypothetical underlying equity closing price on maturity date	Value of shares of the underlying equity or cash delivery amount at maturity per ELKS	Total monthly coupon payments per ELKS	Value of total payment per ELKS	Total return of the underlying equity*	Total return of ELKS
$0.00	$0.00	$0.45	$0.45	-99.25%	-95.50%
$39.90	$7.00	$0.45	$7.45	-29.25%	-25.50%
$45.60	$8.00	$0.45	$8.45	-19.25%	-15.50%
$51.30	$9.00	$0.45	$9.45	-9.25%	-5.50%
$57.00	$10.00	$0.45	$10.45	0.75%	4.50%
$71.25	$12.50	$0.45	$12.95	25.75%	29.50%
$85.50	$15.00	$0.45	$15.45	50.75%	54.50%
$99.75	$17.50	$0.45	$17.95	75.75%	79.50%
$114.00	$20.00	$0.45	$20.45	100.75%	104.50%

*Assumes dividends not compounded and not reinvested.

Because the closing price of the underlying equity may be subject to significant fluctuation over the term of the ELKS, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend on whether the closing price of the underlying equity falls to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date.

Hypothetical Payments on the JCP ELKS

The following examples illustrate the payment at maturity on the JCP ELKS (assuming a six-month term) for a range of hypothetical closing prices for the underlying equity on the maturity date, depending on whether on any trading day from but excluding the pricing date to and including the valuation date, the closing price of the underlying equity has or has not decreased to or below the downside threshold closing price.

August 2010	Page 11

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

The hypothetical examples are based on the following hypothetical values and assumptions in order to illustrate how ELKS work (and do not reflect the actual initial equity price of the underlying equity, equity ratio, downside threshold closing price or coupon per annum of the ELKS):

Stated principal amount (per ELKS):	$10.00

Initial equity price:	$25.00 (the hypothetical closing price of one share of the underlying equity on the pricing date)

Equity ratio:	0.40000 (the $10.00 stated principal amount per ELKS divided by the hypothetical initial equity price)

Downside threshold closing price:	$20.00 (80.00% of the hypothetical initial equity price)

Coupon per annum:	12.00%

Maturity Date:	Six months after the issue date

Current Dividend Yield:	3.00%

TABLE 1: At maturity, unless the closing price of the underlying equity has decreased to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date, your payment at maturity per ELKS will equal the stated principal amount of the ELKS in cash. This table represents the hypothetical payment at maturity and the total payment over the term of the ELKS (assuming a six-month term) on a $10.00 investment in the ELKS on the basis that the closing price of the underlying equity has not decreased to or below the hypothetical downside threshold closing price of $20.00 on any trading day from but excluding the pricing date to and including the valuation date.

Hypothetical underlying equity closing price on maturity date	Value of cash delivery amount at maturity per ELKS	Total monthly coupon payments per ELKS	Value of total payment per ELKS	Total return of the underlying equity*	Total return of ELKS
$0.00	NA	NA	NA	NA	NA
$17.50	NA	NA	NA	NA	NA
$20.00	NA	NA	NA	NA	NA
$22.50	$10.00	$0.60	$10.60	-8.50%	6.00%
$25.00	$10.00	$0.60	$10.60	1.50%	6.00%
$31.25	$10.00	$0.60	$10.60	26.50%	6.00%
$37.50	$10.00	$0.60	$10.60	51.50%	6.00%
$43.75	$10.00	$0.60	$10.60	76.50%	6.00%
$50.00	$10.00	$0.60	$10.60	101.50%	6.00%

*Assumes dividends not compounded and not reinvested.

August 2010	Page 12

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

TABLE 2: This table represents the hypothetical payment at maturity and the total payment over the term of the ELKS (assuming a six-month term) on a $10.00 investment in the ELKS if the closing price of the underlying equity has decreased to or below the hypothetical downside threshold closing price of $20.00 on any trading day from but excluding the pricing date to and including the valuation date. In each of these examples, the payment at maturity would be made by delivery of shares of the underlying equity (or, at your option, the cash value of those shares based on the closing price of the underlying equity on the valuation date). The value of such shares may be less than, greater than or equal to the stated principal amount of the ELKS.

Hypothetical underlying equity closing price on maturity date	Value of shares of the underlying equity or cash delivery amount at maturity per ELKS	Total monthly coupon payments per ELKS	Value of total payment per ELKS	Total return of the underlying equity*	Total return of ELKS
$0.00	$0.00	$0.60	$0.60	-98.50%	-94.00%
$17.50	$7.00	$0.60	$7.60	-28.50%	-24.00%
$20.00	$8.00	$0.60	$8.60	-18.50%	-14.00%
$22.50	$9.00	$0.60	$9.60	-8.50%	-4.00%
$25.00	$10.00	$0.60	$10.60	1.50%	6.00%
$31.25	$12.50	$0.60	$13.10	26.50%	31.00%
$37.50	$15.00	$0.60	$15.60	51.50%	56.00%
$43.75	$17.50	$0.60	$18.10	76.50%	81.00%
$50.00	$20.00	$0.60	$20.60	101.50%	106.00%

*Assumes dividends not compounded and not reinvested.

Because the closing price of the underlying equity may be subject to significant fluctuation over the term of the ELKS, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations above are intended to illustrate how the amount payable to you at maturity will depend on whether the closing price of the underlying equity falls to or below the downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date.

August 2010	Page 13

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Risk Factors

The ELKS offered by this offering summary are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the ELKS. Accordingly, investors should consult their own financial and legal advisers as to the risks entailed by an investment in the ELKS and the suitability of the ELKS in light of an investor’s particular circumstances.

The following is a non-exhaustive list of certain key risk factors for investors in the ELKS. For a complete list of risk factors, you should read “Risk Factors Relating to the ELKS” in the ELKS product supplement and “Risk Factors” in the related prospectus supplement.

Structure Specific Risk Factors

■

You may not receive a return of principal. The payment to investors at maturity will either be (1) a fixed number of shares of the relevant underlying equity equal to the relevant equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the relevant underlying equity on the valuation date) if the closing price of the relevant underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the specified downside threshold closing price, or (2) $10 in cash. If, at maturity, investors receive shares of the relevant underlying equity, or the cash value of those shares based on the closing price of the underlying equity on the valuation date, in exchange for the ELKS, the value of those shares or the cash may be less than the stated principal amount of the ELKS and could be zero. See “How ELKS Work” on page 10.

■

Market price influenced by many unpredictable factors. Several factors will influence the value of the ELKS in the secondary market. Although the issuer expects that generally the closing prices of the relevant underlying equity on any day will affect the value of the ELKS more than any other single factor, other factors that may influence the value of the ELKS include: whether the closing price of the relevant underlying equity has decreased to or below the specified downside threshold closing price on any trading day, the volatility and dividend rate on the relevant underlying equity, geopolitical conditions and economic, financial, political, regulatory or judicial events, interest and yield rates in the market, the time remaining to the maturity of the ELKS, any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc., and the occurrence of certain events affecting the relevant underlying equity that may or may not require an adjustment to the specified equity ratio.

■

Volatility of the price of the relevant underlying equity. Volatility is the term used to describe the size and frequency of market fluctuations in the price of each underlying equity. Because the amount of your return on the ELKS at maturity, if any, depends upon the closing price of the relevant underlying equity from but excluding the pricing date to and including the valuation date and may be based on the closing price of the relevant underlying equity at maturity (or on the valuation date if you elect to receive the cash value of the specified equity ratio), the volatility of the price of the relevant underlying equity may result in your receiving an amount at maturity that is less than the stated principal amount of the ELKS and that could be zero. Although the past level of price volatility is not indicative of future price volatility, see “Information About the Underlying Equities—Historical Information”, “—Monsanto Company. Common Stock Closing Prices January 3, 2005 to July 30 2010” and “— J. C. Penney Company, Inc. Common Stock Closing Prices January 3, 2005 to July 30, 2010” in this offering summary for more information on the historical prices of shares of each underlying equity.

■

The ELKS are subject to the credit risk of Citigroup Inc. and any actual or anticipated changes in its credit ratings or credit spreads may adversely affect the market value of the ELKS. Investors are dependent on the ability of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the ELKS, to pay all amounts due on the ELKS on interest payment dates and at maturity, and, therefore, investors are subject to the credit risk of Citigroup Inc. and to changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc.’s credit risk is likely to adversely affect the market value of the ELKS.

■

Appreciation only in limited circumstances. You will not participate in any appreciation in the price of the relevant underlying equity, and the return on the ELKS will be limited to the coupon payable on the ELKS, unless (i) the closing price of the relevant underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines from the specified initial equity price to be less than or equal to the specified downside threshold closing price and (ii) the closing price of the relevant underlying equity at maturity (or on the valuation date if you elect to receive the cash value of the equity ratio) is greater than the specified initial equity price. Therefore, the return on the ELKS may be less than the return on a similar security that allows you to participate more fully in the appreciation of the price of the relevant underlying equity, or on a direct investment in the relevant underlying equity, if the price of the underlying equity at maturity (or on the valuation date, as applicable) is significantly greater than the specified initial equity price but you do not receive shares of the relevant underlying equity (or the cash value of those shares) at maturity because the closing price of the relevant underlying equity has never fallen to or below the specified downside threshold closing price.

■

Potential for a lower comparative yield. If the closing price of the relevant underlying equity is less than or equal to the specified downside threshold closing price on any trading day from but excluding the pricing date to and including the valuation date and the closing price of the relevant underlying equity at maturity (or on the valuation date if you elect to

August 2010	Page 14

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

receive the cash value of the equity ratio) is less than approximately $             for the MON ELKS and $ for the JCP ELKS (resulting in your receiving a total amount at maturity that is less than the stated principal amount of your ELKS), the effective yield on the ELKS may be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding (guaranteed by Citigroup Inc.) with a comparable maturity.

■

We may engage in business with or involving the underlying equity issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuers without regard to your interests, including extending loans to, or making equity investments in, the underlying equity issuers or providing advisory services to the underlying equity issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about the underlying equity issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you.

■

The amount you receive at maturity may be reduced because the antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying equities. The amount you receive at maturity will be subject to adjustment for a number of events arising from share splits and combinations, share dividends or other distributions, a number of other actions of the relevant underlying equity issuer that modify its capital structure and a number of other transactions involving the relevant underlying equity issuer, as well as for the liquidation, dissolution or winding up of the relevant underlying equity issuer. You should refer to the section “Description of the ELKS – Dilution Adjustments” in the ELKS product supplement. The amount you receive at maturity will not be adjusted for other events that may adversely affect the price of the relevant underlying equity, such as offerings of common stock for cash or in connection with acquisitions. Because of the relationship of the amount you receive at maturity to the price of the relevant underlying equity, these other events may reduce the amount you receive at maturity on the ELKS. Additionally, the market price of the ELKS may be materially and adversely affected.

■

Market price influenced by inclusion of underwriting fees and projected profit from hedging activity. The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the ELKS in secondary market transactions will likely be lower than the issue price, since the issue price includes and secondary market prices are likely to exclude, underwriting fees paid with respect to the ELKS, as well as the cost of hedging our obligations under the ELKS. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the ELKS are also likely to be reduced by the costs of unwinding the related hedging transaction. Our affiliates may realize a profit from the expected hedging activity even if the market value of the ELKS declines. In addition, any secondary market prices for the ELKS may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the ELKS product supplement.

■

No shareholder rights. Investing in the ELKS is not equivalent to investing in the relevant underlying equity. Investors in the ELKS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the relevant underlying equity.

■

The U.S. federal income tax consequences of an investment in the ELKS are uncertain. There is no direct legal authority as to the proper treatment of the ELKS for U.S. federal income tax purposes, and the issuer’s counsel has not rendered an opinion as to their proper tax treatment.

Please read the discussion under “Fact Sheet – General Information – Tax considerations” in this offering summary and the discussion under “Certain United States Federal Income Tax Considerations” in the accompanying ELKS product supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the ELKS. If the IRS were successful in asserting an alternative treatment for the ELKS, the timing and character of income on the ELKS might differ significantly from the tax treatment described in the Tax Disclosure Sections. The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the ELKS, and the IRS or a court may not agree with the tax treatment described in this offering summary and the accompanying ELKS product supplement. On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not entirely clear whether the ELKS would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ELKS, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the ELKS are the character and timing of income or loss (including whether the option premium should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the ELKS to Non-U.S. Holders (subject to compliance by such holders with certification requirements necessary to establish an exemption from withholding). However, in the event of a change of law or any formal or informal guidance by the IRS, Treasury or Congress, we may decide to withhold on payments made with respect to the ELKS to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S.

August 2010	Page 15

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

federal income tax consequences of an investment in the ELKS, including possible alternative treatments, the issues presented by this notice, any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction, and the possible effects of changes in Federal or other tax laws including those discussed in the Tax Disclosure Sections.

Other Risk Factors

■

Exchange listing and secondary market. The ELKS will not be listed on any securities exchange. Although Citigroup Global Markets intends to make a market in the ELKS, it is not obligated to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the ELKS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the ELKS, the price at which you may be able to trade your ELKS is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If, at any time, Citigroup Global Markets were not to make a market in the ELKS, it is likely that there would be no secondary market for the ELKS. Accordingly, you should be willing to hold your ELKS to maturity.

■

The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the ELKS. As calculation agent, Citigroup Global Markets will determine, for each of the MON ELKS and the JCP ELKS, the initial equity price, whether the closing price of the relevant underlying equity on any trading day from but excluding the pricing date to and including the valuation date decreases to or below the specified downside threshold closing price, whether a market disruption event has occurred, the appropriate payment you receive at maturity (including, if you elect to receive the cash value of the relevant underlying equity at maturity, such cash value), and any adjustments to the specified equity ratio to reflect certain corporate and other events. Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, including adjustments to the equity ratio, may adversely affect the payment to you on the ELKS at maturity.

■

Citigroup Funding’s hedging and trading activity could adversely affect the value of the ELKS. We expect to hedge our obligations under the ELKS through one or more of our affiliates, which will carry out hedging activity related to the ELKS, including trading in each of the underlying equities as well as in other instruments related to the underlying equities. Our affiliates also trade the underlying equities and other financial instruments related to the underlying equities on a regular basis as part of their general broker-dealer and other businesses. Any of this hedging or trading activity on or prior to the pricing date could potentially increase the price of one or both underlying equities and, accordingly, potentially increase the initial equity price used to calculate the specified downside threshold closing price and, therefore, potentially increase the specified downside threshold closing price relative to the price of the relevant underlying equity absent such hedging or trading activity. Additionally, such hedging or trading activity could potentially affect whether the closing price of the relevant underlying equity on any trading day from but excluding the pricing date to and including the valuation date decreases to or below the specified downside threshold closing price and, therefore, whether or not you will receive the stated principal amount of the ELKS or shares of the relevant underlying equity (or the cash value of those shares based on their closing price on the valuation date) at maturity. Furthermore, if the closing price of the relevant underlying equity on any trading day has decreased to or below the specified downside threshold closing price such that you could receive shares of the relevant underlying equity (or, at your option, the cash value of those shares based on their closing price on the valuation date) at maturity, our affiliates’ trading activity prior to or at maturity could adversely affect the closing price of those shares of the relevant underlying equity.

■

Affiliate research reports and commentary. Citigroup Investment Research or other affiliates of Citigroup Funding may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the common stock of the underlying equity issuers or other matters that may influence the price of the underlying equities and, therefore, the value of the ELKS. Any research, opinion or recommendation expressed by Citigroup Investment Research or other Citigroup Funding affiliates may not be consistent with purchasing, holding or selling the ELKS.

For further discussion of these and other risks you should read the section entitled “Risk Factors Relating to the ELKS” in the ELKS product supplement and “Risk Factors” in the related prospectus supplement for a full description of risks. The issuer also urges you to consult your investment, legal, tax, accounting and other advisers before you invest in the ELKS.

August 2010	Page 16

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Information about the Underlying Equities

Monsanto Company

Monsanto Company is a global provider of agricultural products for farmers. Its SEC file number is 001-16167.

J. C. Penney Company, Inc.

J. C. Penney Company, Inc. is a holding company whose only direct subsidiary is J. C. Penney Corporation, Inc. (“J.C. Penney Corp.”). J. C. Penney Company, Inc. has no independent assets or operations and is a guarantor for the payment of J.C. Penney Corp.’s outstanding debt securities. J.C. Penney Corp. is a national retailer, which sells merchandise and services to consumers through its department stores and internet and catalog channels. J. C. Penney Company, Inc.’s SEC file number is 001-15274.

Each underlying equity is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by each underlying equity issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number detailed below through the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, information regarding each underlying equity issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This offering summary relates only to the ELKS offered hereby and does not relate to either underlying equity or other securities of either underlying equity issuer. We have derived all disclosures contained in this offering summary regarding each underlying equity issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the ELKS, none of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets has participated in the preparation of such documents or made any due diligence inquiry with respect to either underlying equity issuer. None of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets makes any representation that such publicly available documents or any other publicly available information regarding the underlying equity issuers is accurate or complete.

The ELKS represent obligations of Citigroup Funding only. The underlying equity issuers are not involved in any way in this offering and have no obligation relating to the ELKS or to holders of the ELKS.

Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the performance of the underlying equities.

August 2010	Page 17

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Historical Information

The following tables set forth the published high and low closing prices for, and dividends paid on, each underlying equity from January 3, 2005 through July 30, 2010. The associated graphs show the closing prices for each underlying equity for each day from January 3, 2005 to July 30, 2010. The issuer obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying equity as an indication of future performance.

Monsanto Company	High	Low	Dividends
2005
First Quarter(1)	$32.25	$25.50	$0.085
Second Quarter	33.92	28.14	0.085
Third Quarter	33.69	28.54	0.085
Fourth Quarter	39.04	28.45	0.085
2006[1]
First Quarter	43.99	39.31	0.10
Second Quarter	44.30	38.05	0.10
Third Quarter	48.24	41.02	0.10
Fourth Quarter	53.08	42.99	0.10
2007
First Quarter	56.48	49.85	0.125
Second Quarter	67.55	55.01	0.125
Third Quarter	85.74	62.72	0.125
Fourth Quarter	115.33	84.24	0.175
2008
First Quarter	111.50	127.25	0.175
Second Quarter	126.44	142.69	0.175
Third Quarter	98.98	125.12	0.240
Fourth Quarter	70.35	97.84	0.240
2009
First Quarter	87.64	71.65	0.240
Second Quarter	91.83	74.34	0.265
Third Quarter	86.22	71.34	0.265
Fourth Quarter	83.53	67.18	0.265
2010
First Quarter	86.65	70.65	0.265
Second Quarter	70.83	46.22	0.265
Third Quarter (through July 30)	58.37	45.12	0.265

1The 2-for-1 stock split of Monsanto common stock became effective on July 28, 2006. These prices have been adjusted to reflect that split.

We make no representation as to the amount of dividends, if any, that Monsanto Company may pay in the future. In any event, as an investor in the ELKS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Monsanto Company.

July 2010	Page 18

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

J. C. Penney Company, Inc.	High	Low	Dividends
2005
First Quarter	$51.92	$40.58	$0.125
Second Quarter	53.51	44.88	0.125
Third Quarter	57.71	45.48	0.125
Fourth Quarter	56.31	44.59	0.125
2006
First Quarter	62.71	54.67	0.025
Second Quarter	68.10	58.14	0.180
Third Quarter	69.28	61.43	0.180
Fourth Quarter	81.63	69.10	0.180
2007
First Quarter	86.35	76.30	0.180
Second Quarter	84.06	69.92	0.200
Third Quarter(1)	76.60	62.12	0.200
Fourth Quarter	68.71	40.07	0.200
2008
First Quarter	50.45	34.53	0.200
Second Quarter	46.32	35.98	0.200
Third Quarter	43.29	28.40	0.200
Fourth Quarter	33.22	14.38	0.200
2009
First Quarter	22.50	14.18	0.200
Second Quarter	32.59	20.56	0.200
Third Quarter	34.43	26.27	0.200
Fourth Quarter	36.81	26.61	0.200
2010
First Quarter	33.59	24.30	0.200
Second Quarter	33.67	21.48	0.200
Third Quarter (through July 30)	25.73	20.83	0.200

We make no representation as to the amount of dividends, if any, that J. C. Penney Company, Inc. may pay in the future. In any event, as an investor in the ELKS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of J. C. Penney Company, Inc.

August 2010	Page 19

ELKS® Based Upon the Common Stock of Monsanto Company Due February 24, 2011

ELKS® Based Upon the Common Stock of J. C. Penney Company, Inc. Due February 24, 2011

Equity LinKed Securities (“ELKS®”)

Additional Considerations

In case of default in payment at maturity of the ELKS, the ELKS will bear interest, payable upon demand of the beneficial owners of the ELKS in accordance with the terms of the ELKS, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of     % per annum for each MON ELKS and % per annum for each JCP ELKS on the unpaid amount (or the cash equivalent of the unpaid amount) due.

ELKS® is a registered service mark of Citigroup Global Markets Inc.

© 2010 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

August 2010	Page 20